Exhibit 99.1

Karuna Therapeutics Reports Fourth Quarter and Full Year 2023 Financial Results and Provides General Business Update

New Drug Application (NDA) for KarXT for the treatment of schizophrenia in adults under review with a Prescription Drug User Fee Act (PDUFA) action date of September 26, 2024

Results from the Phase 3 EMERGENT-2 trial of KarXT in schizophrenia published in The Lancet

Announced appointments of Andrew Miller, Ph.D. as President of Research and Development and Mia Kelley, J.D. as General Counsel

Previously announced proposed acquisition of Karuna by Bristol Myers Squibb expected to close in the first half of 2024

$1.3 billion in cash, cash equivalents, and available-for-sale investment securities

BOSTON—February 22, 2024—Karuna Therapeutics, Inc. (NASDAQ: KRTX), a biopharmaceutical company driven to discover, develop, and deliver transformative medicines for people living with psychiatric and neurological conditions, today announced financial results for the fourth quarter and full year ended December 31, 2023, and provided a general business update.

“2023 was a landmark year for Karuna, marked by the FDA acceptance of our NDA for KarXT for the treatment of schizophrenia in adults, with a potential launch in the second half of this year, and the continued advancement of our late-stage pipeline of KarXT as a potential adjunctive treatment for schizophrenia and in psychosis in Alzheimer’s disease,” said Bill Meury, president and chief executive officer of Karuna Therapeutics. “We look forward to continuing the work to bring KarXT and other potentially transformative medicines to patients living with serious mental illnesses, and we believe the pending acquisition of Karuna by Bristol Myers Squibb will accelerate our ability to achieve this mission.”

KEY PIPELINE HIGHLIGHTS

Karuna is advancing a pipeline of novel drug candidates for the treatment of various psychiatric and neurological conditions led by KarXT (xanomeline-trospium), an oral, investigational M1/M4-preferring muscarinic agonist.

KarXT

The NDA for KarXT for the treatment of schizophrenia in adults is under review by the U.S. Food and Drug Administration (FDA) with a PDUFA action date of September 26, 2024. KarXT is also being evaluated in Phase 3 clinical trials as a potential adjunctive treatment for schizophrenia and as a potential treatment for psychosis in Alzheimer’s disease.

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Schizophrenia
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The NDA for KarXT for the treatment of schizophrenia in adults was accepted for review by the FDA in the fourth quarter of 2023 and assigned a PDUFA action date of September 26, 2024.

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Results from the EMERGENT-2 trial published in The Lancet in December 2023. The published manuscript, titled “Efficacy and safety of the muscarinic receptor agonist KarXT (xanomeline-trospium) in schizophrenia (EMERGENT-2) in the USA: results from a randomised, double-blind, placebo-controlled, flexible-dose phase 3 trial,” is available online, and appears in the January 13, 2024 print issue.

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Announced positive results from the Phase 1b Ambulatory Blood Pressure Monitoring trial in schizophrenia in the fourth quarter of 2023. Results from the trial demonstrate that KarXT was not associated with clinically meaningful increases in blood pressure in adults with schizophrenia.

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Presented additional data from the EMERGENT program at the 2023 Neuroscience Education Institute (NEI) Congress and the CNS Summit in the fourth quarter of 2023. Poster presentations included new pooled efficacy and safety analyses across the three completed EMERGENT-1, EMERGENT-2, and EMERGENT-3 trials, where:
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KarXT demonstrated statistically significant and clinically meaningful improvements in symptoms of schizophrenia as measured by the Positive and Negative Syndrome Scale (PANSS) total score from baseline to week 5 compared to placebo (p<0.0001), the primary endpoint in the trials.
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KarXT demonstrated statistically significant improvements across all secondary efficacy measures, including the PANSS positive subscale score (p<0.0001), PANSS negative subscale score (p<0.0001), PANSS Marder negative factor score (p<0.0001), and CGI-S score (p<0.0001).
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KarXT was generally well tolerated, with common adverse reactions (>5% and at least twice placebo) being mostly cholinergic in nature, mild to moderate in severity, and transient over time. Further, KarXT was not associated with weight gain, adverse changes in metabolic parameters, or extrapyramidal symptoms.

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Interim long-term data from the EMERGENT-4 & 5 trials to be presented at upcoming medical congresses in the spring.

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Adjunctive treatment in schizophrenia
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Topline data from the Phase 3 ARISE trial evaluating the efficacy and safety of KarXT in schizophrenia when combined with a background antipsychotic is anticipated in 2025.

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Psychosis in Alzheimer’s disease
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Topline data from the Phase 3 ADEPT-1 and ADEPT-2 trials evaluating KarXT in psychosis in Alzheimer’s disease is anticipated in 2026.

Early-stage and discovery programs

The Karuna pipeline also includes clinical-stage candidate KAR-2618, a TRPC4/5 inhibitor for the treatment of mood and anxiety disorders, as well as pre-clinical muscarinic, TRPC4/5, and target-agnostic compounds for the treatment of psychiatric and neurological conditions.

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The Company is on track to initiate a Phase 1b trial of KAR-2618 in major depressive disorder (MDD) in 2024.

BUSINESS UPDATES

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Key leadership appointments. In January 2024, the Company appointed Andrew Miller, Ph.D. as President of Research and Development and Mia Kelley, J.D. as General Counsel. Dr. Miller succeeds Steve Paul, M.D., who continues to serve on the Company’s Board of Directors and was appointed as a member of the Company’s Scientific Advisory Board.

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Proposed acquisition of Karuna Therapeutics by Bristol Myers Squibb. In December 2023, Karuna and Bristol Myers Squibb announced they have entered into a definitive merger agreement under which Bristol Myers Squibb has agreed to acquire Karuna for $330.00 per share in cash, for a total equity value of $14.0 billion, or $12.7 billion net of estimated cash acquired. The Boards of Directors of both companies have unanimously approved the transaction. The transaction is expected to close in the first half of 2024, subject to customary closing conditions, including approval of Karuna stockholders and receipt of required regulatory approvals.

ANTICIPATED UPCOMING MILESTONES

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Topline data from the Phase 3 EMERGENT-4 trial (2H 2024)
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Topline data from the Phase 3 EMERGENT-5 trial (2H 2024)
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KarXT in schizophrenia PDUFA action date (September 26, 2024)
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Launch of KarXT in schizophrenia, if approved (2H 2024)
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Initiation of the Phase 1b trial of KAR-2618 in major depressive disorder (2024)
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Topline data from the Phase 3 ARISE trial (2025)
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Topline data from the Phase 3 ADEPT-1 trial (2026)
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Topline data from the Phase 3 ADEPT-2 trial (2026)

FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

The Company reported a net loss of $113.8 million for the fourth quarter of 2023, and a net loss of $433.7 million for the year ended 2023, as compared to $76.2 million and $276.3 million for the prior year periods, respectively. The increase in net loss for the year was primarily attributable to higher operating expenses of $495.4 million compared to $300.3 million for the prior year period, driven by research and development expenses related to the Company’s ongoing KarXT clinical programs, NDA-supporting activities, pre-commercialization activities, the $15.0 million upfront license payment for Goldfinch Bio’s TRPC4/5 channel candidates, increased employee headcount across the organization, higher stock-based compensation, and expenses associated with the pending acquisition of Karuna by Bristol Myers Squibb.

Research and development expenses were $82.2 million for the fourth quarter of 2023, and $364.1 million for the year ended 2023, as compared to $66.0 million and $224.2 million for the prior year periods, respectively. The increase in research and development expenses for the year was primarily driven by expenses related to the Company’s KarXT clinical programs, NDA-supporting activities, the upfront license payment for Goldfinch Bio’s TRPC4/5 channel candidates, increased employee headcount, and higher stock-based compensation.

General and administrative expenses were $47.4 million for the fourth quarter of 2023, and $131.3 million for the year ended 2023, as compared to $24.3 million and $76.1 million for the prior year periods, respectively. The increase in general and administrative expenses for the year was primarily driven by the Company’s pre-commercialization activities, increased employee headcount, higher stock-based compensation, and expenses associated with the pending acquisition of Karuna by Bristol Myers Squibb.

The Company ended the year 2023 with $1.3 billion in cash, cash equivalents, and available-for-sale investment securities compared to $1.1 billion as of December 31, 2022. The increase was primarily the result of the completion of the Company’s follow-on public offering in March 2023, which resulted in net proceeds of $436.7 million.

About Karuna Therapeutics
Karuna Therapeutics is a biopharmaceutical company driven to discover, develop, and deliver transformative medicines for people living with psychiatric and neurological conditions. At Karuna, we understand there is a need for differentiated and more effective treatments that can help patients navigate the challenges presented by serious mental illness. Utilizing our extensive knowledge of neuroscience, we are harnessing the untapped potential of the brain in pursuit of novel pathways to develop medicines that make meaningful differences in peoples’ lives. For more information, please visit www.karunatx.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about the timing of our ongoing and planned clinical trials and regulatory filings, our goals to develop and commercialize our product candidates, our liquidity and capital resources, the proposed acquisition of Karuna by Bristol Myers Squibb, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to obtain necessary funding, our ability to generate positive clinical trial results for our product candidates and other risks inherent in clinical development, the timing and scope of regulatory approvals, the proposed acquisition of Karuna by Bristol Myers Squibb, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, risks relating to business interruptions, and other risks set forth under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Karuna Therapeutics, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
License and other revenue	$—	$5,278	$654	$10,637
Operating expenses:
Research and development	82,192	66,004	364,101	224,247
General and administrative	47,394	24,310	131,330	76,066
Total operating expenses	129,586	90,314	495,431	300,313
Loss from operations	(129,586)	(85,036)	(494,777)	(289,676)
Other income, net:
Interest income	16,285	9,567	61,179	14,178
Sublease income	147	147	588	580
Total other income, net	16,432	9,714	61,767	14,758
Net loss before income taxes	(113,154)	(75,322)	(433,010)	(274,918)
Income tax provision	(670)	(890)	(670)	(1,418)
Net loss attributable to common stockholders	$(113,824)	$(76,212)	$(433,680)	$(276,336)
Net loss per share, basic and diluted	$(3.01)	$(2.22)	$(11.73)	$(8.74)
Weighted average common shares outstanding used in computing net loss per share, basic and diluted	37,780,998	34,406,182	36,959,049	31,629,013

Karuna Therapeutics, Inc.

Unaudited Consolidated Balance Sheet Data

(in thousands)

	December 31, 2023	December 31, 2022
Cash, cash equivalents and investments	$1,260,780	$1,124,044
Working capital	1,247,184	1,120,823
Total assets	1,336,209	1,163,334
Total stockholders’ equity	$1,254,235	$1,126,238

Investors:

Alexis Smith

+1 (617) 352-9917

asmith@karunatx.com

Media:

Julie Ciardiello

+1 (917) 647-0159

julie.ciardiello@karunatx.com